Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Mark Desky

(312) 604-5470

mdesky@iwprint.com

InnerWorkings Appoints New Executive Vice President of Sales
and Names Senior Sales and Operations Executives

Chicago, IL January 11, 2008 – InnerWorkings, Inc. (NASDAQ: INWK), a leading provider of managed print solutions to corporate clients in the United States, today announced the appointment of Kevin Harrell as Executive Vice President of Sales and the appointment of four senior executives, effective immediately.

Harrell joins InnerWorkings from Eastman Kodak Company, where he served in a senior sales management role and was responsible for developing strategic partnerships with Fortune 500 companies. Prior to Kodak, Harrell spent more than seven years at Creo Inc., a leading supplier of prepress and workflow systems used by commercial printers around the world. Prior to Creo, Harrell spent 10 years at 3M in various sales and management positions in its Information and Imaging sector.

InnerWorkings is also pleased to announce the hiring of two additional senior executives and the promotion of two others to senior executive positions.

Jonathan Shean joins InnerWorkings as Senior Vice President of Sales Operations/Supply Chain Management.  Prior to joining InnerWorkings, Shean held a senior management position at Domtar Corporation, a leading global producer of paper.  Shean served in various management roles with increasing responsibilities at Domtar for over 12 years.

Janet Viane joins InnerWorkings as Senior Vice President, Operations/Solutions Delivery. Viane previously served as Senior Vice President, Service Delivery at Experian, a global information solutions provider. From 1996 to 1997, she served as Chief Executive Officer of printing firm John S. Swift Company. From 1981 to 1996, Viane served in various senior client services, sales, manufacturing, marketing and human resources roles at R.R. Donnelley & Sons Company and its subsidiary Metromail.

In addition, InnerWorkings recently promoted John Calzaretta to Senior Vice President of Enterprise Sales and Robert Maus to Senior Vice President of Transactional Sales. Prior to InnerWorkings, Calzaretta was Vice President of SBC’s Global Markets sales organization. Prior to InnerWorkings, Maus served in a variety of sales executive positions at Quebecor World and R.R. Donnelley & Sons Company.

“We are thrilled to have attracted such high caliber individuals to be a part of our organization and are very excited to add such experienced talent to our senior sales and operations teams,” said Steven Zuccarini, Chief Executive Officer of InnerWorkings.

Concurrent with Harrell’s appointment, Scott Frisoni stepped down from his role as Executive Vice President of Sales. He will serve as a consultant to the Company for one year to help in the transition and will continue to support several key client relationships.

About InnerWorkings, Inc.
Chicago-based InnerWorkings, Inc. (NASDAQ:INWK) is a leading provider of managed print solutions to corporate clients in the United States. With proprietary technology, an extensive supplier network and domain expertise, the Company procures, manages and delivers printed products as part of a comprehensive outsourced enterprise solution. Based in Chicago with numerous other offices in the United States, InnerWorkings procures printed products for clients across a wide range of industries, such as advertising, consumer products, publishing and retail. For more information on InnerWorkings, visit: www.iwprint.com.

Forward-Looking Statements

This release contains statements relating to future results.  These statements are forward-looking statements under the federal securities laws.  We can give no assurance that any future results discussed in these statements will be achieved.  Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release.

For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of the Form 10-K we filed with the SEC.